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                                                                   EXHIBIT 10.23

                                    AGREEMENT

                  This Agreement ("AGREEMENT") is entered into this ___ day of February, 2000 between L. Scott Demerau ("SCOTT DEMERAU") and Julia Demerau (together with Scott Demerau, the "DEMERAUS") and Malibu Entertainment Worldwide, Inc., a Georgia corporation ("MALIBU").

                                    RECITALS:

                  A. The Demeraus have been serving as members of the Board of Directors of Malibu.

                  B. On or about December 4, 1997, the parties entered into a Separation Agreement (the "SEPARATION AGREEMENT"), which created certain obligations on the part of Malibu and the Demeraus.

                  C. Simultaneously herewith, each of the Demeraus has tendered their resignation effective immediately from Malibu's Board of Directors in the forms attached hereto as Exhibit A and B.

                  D. The parties have determined to terminate Malibu's obligations under the Separation Agreement and to memorialize certain other understandings between the parties.

                  Now, therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Payment. Malibu hereby agrees to pay to Scott Demerau two payments each in the amount of $135,000, for a total of $270,000, subject to applicable withholding taxes. The initial payment shall be made upon execution of this Agreement. The second payment shall be made on or before May 15, 2000. The Demeraus acknowledge that these payments are in lieu of any and all payments that may otherwise be available to the Demeraus pursuant to the Separation Agreement or any other agreement or relationship between the parties.

                  2. Releases.

                      (a) In consideration for Malibu's covenants under this Agreement, the Demeraus release and discharge Malibu, The Hampstead Group, L.L.C., MEI Holdings, L.P. and their affiliates and their respective officers, directors, employees, attorneys, assigns, successors, agents and representatives (collectively, the "RELEASED PARTIES"), from any and all claims, demands, liabilities, damages, expenses, contracts, obligations and causes of action, of every kind and nature whatsoever, known or unknown, which the Demeraus, their affiliates, agents, representatives, heirs, successors or assigns, have or may have against them based upon, related to or arising out of (i) the Demeraus' membership on Malibu's Board of Directors or relationship as shareholders, employees or officers of Malibu and its subsidiaries or otherwise or (ii) Malibu's obligations under the Separation Agreement. The provisions of this paragraph shall not apply to a breach of any agreements, obligations or covenants (other than any of the foregoing contained in the Separation Agreement) of Malibu or its subsidiaries with respect to contribution or indemnification of its officers and directors of Malibu or its subsidiaries.

                      (b) In consideration for the Demeraus' covenants under this Agreement, Malibu releases and discharges the Demeraus from all claims, demands, liabilities, damages, expenses, obligations and causes of action, of every kind and nature whatsoever, known or unknown which Malibu has or may have against them based upon, related to or arising out of (i) the Demeraus' membership on

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Malibu's Board of Directors, or their relationship as shareholders, employees or officers of Malibu and its subsidiaries or otherwise or (ii) the Demeraus' obligations under the Separation Agreement other than the obligations of the Demeraus set forth in Sections 12, 13 and 15 of the Separation Agreement, provided, however, the provisions of this paragraph shall not apply to any claims against the Demeraus arising out of or relating to (A) a breach of this Agreement; (B) any false representations made by the Demeraus in this Agreement; or (C) transactions in Malibu securities in violation of federal or applicable state securities laws. Without limiting the generality or effect of the foregoing, the provisions set forth in Sections 12, 13 and 15 of the Settlement Agreement shall remain in full force and effect.

                  3. Representations, Warranties and Covenants.

                      (a) The Demeraus hereby represent and warrant that they have not assigned any claims, demands, liabilities, damages, expenses, contracts, obligations or causes of action released pursuant to this Agreement to any affiliates, agents, representatives, heirs or successors of the Demeraus or to any other person or entity.

                      (b) Unless otherwise required by law or court order, the Demeraus hereby agree that they shall not, directly or indirectly, initiate, solicit, provoke, cause, assist, or participate (including, without limitation, furnishing information) in any third parties' assertion of claims or causes of action against the Released Parties that are based upon, related to or arise out of Malibu's business or the Demeraus' membership on Malibu's Board of Directors or relationship as shareholders, employees or officers of Malibu and its subsidiaries or otherwise.

                      (c) The Demeraus hereby represent and warrant that they
(i) are not knowlingly making and have not knowlingly made, nor do they know or have reason to know that any family member or controlled affiliate is knowingly making or has knowingly made, any dishonest or fraudulent statement with respect to or in connection with the business or shares or other securities of Malibu and (ii) are not engaging in and have not engaged in, nor do they know or have reason to know that any family member or controlled affiliate is engaging or has engaged in, any dishonest or fraudulent conduct with respect to or in connection with the business operations or shares or other securities of Malibu.

                      (d) Unless otherwise required by law or court order, the Demeraus hereby covenant and agree that they shall not discuss with any party not a signatory to this Agreement, and shall maintain as confidential, any and all information concerning past, present or future business of Malibu, provided however, that this paragraph 3(d) shall not apply to the Demeraus' exercise of their rights as shareholders of Malibu. The Demeraus agree to refer any inquiries they receive regarding Malibu to Malibu's management.

                      (e) Malibu hereby covenants and agrees that unless (i) required by law, or (ii) any of Malibu, its affiliates or their respective officers, directors, employees, attorneys, assigns, successors, agents or representatives is sued or brought into any action related to a transaction by the Demeraus in Malibu securities in violation of federal or applicable state securities laws, Malibu shall not bring suit against the Demeraus for any such transaction.

                  4. Severability. Should any provision of this Agreement be held invalid or illegal, such invalidity or illegality shall not invalidate the whole of this Agreement, but, rather, the Agreement shall be construed as if it did not contain the invalid or illegal part, and the rights and obligations of the parties shall be construed and enforced accordingly.


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                  5. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas notwithstanding any conflicts of laws provisions. Any future litigation between the parties relating to this Agreement shall be filed in Dallas County, Texas.

                  6. Amendments, Supplements. This Agreement may be amended or supplemented at any time by a written instrument executed by the parties hereto.


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                  7. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


---------------------------------       MALIBU ENTERTAINMENT WORLDWIDE, INC.
        L. Scott Demerau
                                        By:
                                           -------------------------------------
---------------------------------            Name:    Richard Beckert
        Julia Demerau                        Title:   Chief Executive Officer



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